Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 28, 2014, relating to the consolidated financial statements of Destination RX, Inc. as of January 14, 2013 and December 31, 2012 and for the period from January 1, 2013 through January 14, 2013 and the year ended December 31, 2012, appearing in the Prospectus in Registration Statement No. 333-199484 (as amended).

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

December 18, 2014